Exhibit 4.13

AMENDED AND RESTATED BUSINESS OPERATION AGREEMENT

This Amended and Restated Business Operation Agreement (“Agreement”) is entered into on the day of October 16, 2006 (the “Effective Date”), in Beijing by and among the following parties:

PARTY A: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD.

PARTY B: BEIJING AIRINBOX INFORMATION TECHNOLOGIES CO., LTD

PARTY C: GUIJUN WANG

PARTY D: SONGLIN YANG

PARTY E: ZHEN HUANG

PARTY F: LINGUANG WU

WHEREAS:

1.
Party A is a wholly foreign−owned enterprise registered in the People's Republic of China (the “PRC”, excluding Hong Kong Special Administration District, Macao Special Administration District and Taiwan area, for the purpose of this “Agreement”);

2.
Party B under this agreement refers to Kongzhong AirInbox Information Technologies Co., Ltd. (Kongzhong AirInbox) and its subsidiaries which are specified in appendix. Party B is a wholly domestic−owned company registered in the PRC;

3.
A business relationship has been established between Party A and Party B by entering into Exclusive Technical Consulting and Services Agreement, under which Party B shall make all the payments to Party A and so the daily operation of Party B will bear a material impact on its capacity to pay the payables to Party A;

4.
Party C is a shareholder of Kongzhong AirInbox owning 10% equity in Kongzhong AirInbox; Party D is a shareholder of Kongzhong AirInbox owning 42% equity in Kongzhong AirInbox; Party E is a shareholder of Kongzhong AirInbox owning 3% equity in Kongzhong AirInbox and Party F is a shareholder of Kongzhong AirInbox owning 45% equity of Kongzhong AirInbox. Party A, Party B, Party C, Party D, Party E and Party F through friendly negotiation in the principle of equality and common interest, hereby jointly agree the following to abide by:

1.	NON−BEHAVIOR OBLIGATION

In order to ensure Party B's performance of the agreements between Party A and Party B and all its obligations born to Party A, Party B, Party C, Party D, Party E and Party F hereby jointly confirm and agree that Party B shall not conduct any transaction which may materially affect its assets, obligations, rights or the company's operation unless a prior written consent from Party A or another Party appointed by Party A, including but not limited to the following contents, has been obtained:

1.1	To conduct any business which is beyond the normal business area;

1.2	To borrow money or incur any debt from any third party;

1.3	To change or dismiss any directors or to dismiss and replace any high officials;

1.4	To sell to or acquire from any third party any assets or rights exceeding 200,000RMB, including but not limited to any intellectual property rights;

1.5	To provide guarantee for any third party with its assets or intellectual property rights or to provide any other guarantee or to set any other obligations over its assets;

1.6	To amend the Articles of Association of the company or to change its business area;

1.7	To change the normal business process or modify any material inside by laws;

1.8	To assign rights and obligations under this Agreement herein to any third party.

2.	MANAGEMENT OF OPERATION AND ARRANGEMENTS OF HR

2.1
Party B , Party C, Party D, Party E and Party F hereby jointly agree to accept and strictly enforce the proposals in respect of the employment and dismissal of its employees, the daily business management and financial management, etc. provided by Party A from time to time;

2.2
Party B , Party C, Party D, Party E and Party F hereby jointly agree that Party B, Party C, Party D, Party E and Party F shall only appoint the personnel designated by Party A as the directors of Party B in accordance with the procedures regulated by laws and regulations and the Article of Association of the company, and urge the chosen directors to elect the Chief Director of the company according to the persons designated by Party A, and Party B shall engage Party A's senior officers as Party B's General Manager, Chief Financial Officer, and other senior officers.

2.3
If any of the above officers quits or is dismissed by Party A, he or she will lose the qualification to undertake any positions in Party B and therefore Party B, Party C, Party D, Party E and Party F shall appoint other candidates designated by Party A to assume such position.

2.4	For the purpose of the above−mentioned 2.3, Party B, Party C, Party D, Party E and Party F shall take all the necessary inside and outside procedures to accomplish the above dismissal and engagement.

2.5
Party C, Party D, Party E and Party F hereby agree to sign Powers of Attorneys meanwhile according to which Party C, Party D, Party E and Party F shall authorize personnel designated by Party A to exercise their shareholders' rights and their full voting rights of shareholders on Party B's shareholders' meetings. Party C, Party D, Party E and Party F further agree to replace the authorized person appointed in the above mentioned Power of Attorney at any moment pursuant to the requirements of Party A.

3.	OTHER AGREEMENTS

3.1
In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall be entitled to terminate all agreements between Party A and Party B including but not limited to Exclusive Technical and Consulting Services Agreement.

3.2
Whereas the business relationship between Party A and Party B has been established through the Exclusive Technical Consulting and Services Agreement and other agreements and the daily business activities of Party B shall bear a material impact on its capacity to pay the payables to Party A, Party C, Party D, Party E and Party F jointly agree that they will immediately and unconditionally pay or transfer to Party A any bonus, dividends or any other incomes or benefits (no matter what kind of form it is in) obtained from Kongzhong AirInbox as shareholders of Kongzhong AirInbox at the time such payables occur.

4.	THE AGREEMENT AND MODIFICATIONS

4.1
This Agreement and all the agreements and/or documents referenced or specifically included herein constitute the entire agreement among the Parties in respect of the subject matter hereof and supersede all prior oral or written agreements, contracts, understanding and correspondence among them, including (1) the Business Operation Agreement among Party A, Beijing AirInbox, Party D, Party E, Yunfan Zhou and Yang Cha dated May 10, 2004; and (2) the Business Operation Agreement among Party A, Beijing Boya Wuji Technologies Co., Ltd., Yunfan Zhou and Zhen Huang dated March 31, 2004.

4.2
Any amendment and supplement of this Agreement shall take effect only after it is executed by each Party. The amendment and supplement duly executed by each Party shall be part of this Agreement and shall have the same legal effect as this Agreement.

5.	GOVERNING LAW

The execution, effect, performance and the resolution of disputes of this Agreement shall be governed by and construed in accordance with the PRC law.

6.	DISPUTE RESOLUTION

6.1
The parties shall strive to settle any dispute arising from the interpretation or performance through negotiation in good faith. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with the current rules of CIETAC. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The arbitration award shall be final and binding upon all the parties.

6.2	Each Party shall continue to perform its obligations in good faith according to the provisions of this Agreement except for the matters in dispute.

7.	NOTICE

7.1
Any notice that is given by the party/parties hereto for the purpose of performing the rights, duties and obligations hereunder shall be in written form. Where such notice is delivered personally, the actual delivery time is regarded as notice time; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The written form includes facsimile and telex.

7.2	Any notice or other correspondence hereunder provided shall be delivered to the following addresses in accordance with the above terms:

PARTY A: KONGZHONG INFORMATION TECHNOLOGY (BEIJING) CO., LTD.

Address: 35 F, Tengda Plaza, No.168 Xiwai Street, Haidian District, Beijing, PRC
Fax: (86)10−88575872
Tele: (86)10−88576000
Addressee: Yunfan Zhou

PARTY B: BEIJING AIRINBOX INFORMATION TECHNOLOGIES CO., LTD.

Address: 33 F, Tengda Plaza, No.168 Xiwai Street, Haidian District, Beijing, PRC
Fax: (86)10−88575872
Tele: (86)10−88576000
Addressee: Yunfan Zhou

PARTY C: GUIJUN WANG

Address: 35 F, Tengda Plaza, No.168 Xiwai Street, Haidian District, Beijing, PRC
Fax: (86)10−88575872
Tele: (86)10−88576000
Addressee: Guijun Wang

PARTY D: SONGLIN YANG

Address: 35 F, Tengda Plaza, No.168 Xiwai Street, Haidian District, Beijing, PRC
Fax: (86)10−88575872
Tele: (86)10−88576000
Addressee: Songlin Yang

PARTY E: ZHEN HUANG

Address: 35 F, Tengda Plaza, No.168 Xiwai Street, Haidian District, Beijing, PRC
Fax: (86)10−88575872
Tele: (86)10−88576000
Addressee: Zhen Huang

PARTY E: LINGUANG WU

Address: 35 F, Tengda Plaza, No.168 Xiwai Street, Haidian District, Beijing, PRC
Fax: (86)10−88575872
Tele: (86)10−88576000
Addressee: Linguang Wu

8.	EFFECT, TERM AND OTHER ABOUT THIS AGREEMENT

8.1
This Agreement shall be executed by a duly authorized representative of each party as of the Effective Date first written above and become effective simultaneously. The term of this agreement is ten years unless early termination occurs in accordance with the relevant provisions herein. This Agreement may extend automatically for another ten years except Party A give notice of no extension in written three months prior to expiration of the term of this Agreement.

8.2
Party B, Party C, Party D, Party E and Party F shall not terminate this Agreement within the term of this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a prior written notice to Party B, Party C, Party D, Party E and Party F thirty days before the termination.

8.3
In case any terms and stipulations in this Agreement is regarded as illegal or can not be performed in accordance with the applicable law, it shall be deemed to be deleted from this Agreement and lose its effect and this Agreement shall be treated as without it from the very beginning. However, the rest stipulations will remain effective. Each Party shall replace the deleted stipulations with those lawful and effective ones, which are acceptable to each Party, through mutual negotiation.

8.4
Any non−exertion of any rights, powers or privileges hereunder shall not be regarded as the waiver thereof. Any single or partial exertion of such rights, powers or privileges shall not exclude each party from exerting any other rights, powers or privileges.

8.5	The appendix to this Agreement is entire and integral part of this Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the Effective Date first written above.

(No text on this page)

PARTY A: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD.

Authorized Representative: /s/

PARTY B: BEIJING AIRINBOX INFORMATION TECHNOLOGIES CO., LTD.

Authorized Representative: /s/

PARTY C: GUIJUN WANG

Signature: /s/ Guijun Wang

PARTY D: SONGLIN YANG

Signature: /s/ Songlin Yang

PARTY E: ZHEN HUANG

Signature: /s/ Zhen Huang

PARTY F: LINGUANG WU

Signature: /s/ Linguang Wu

Appendix

The subsidiary companies of Kongzhong AirInbox Information Technologies Co., Ltd.:

(1) Beijing Boya Wuji Technologies Co., Ltd.

(2) Tianjin Mammoth Technologies Co., Ltd.